Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2011 First Quarter Results

IRVINE, CALIFORNIA, April 28, 2011.  Standard Pacific Corp. (NYSE:SPF) today announced operating results for its first quarter.

2011 First Quarter Highlights and Comparisons to the 2010 First Quarter

•	Net loss of $14.8 million, or $0.04 per share, vs. net loss of $5.1 million, or $0.02 per share

•	Revenues from home sales of $143.7 million, down 18% from $174.9 million

•	439 new home deliveries, down 18% from 537 homes

•	Average home price of $327,000 vs. $326,000

•	Gross margin from home sales of 20.5% vs. 22.7%

•	SG&A rate from home sales of 22.5% (22.1%* excluding restructuring charges) vs. 18.7%

•	Net new orders down 14% to 652 homes

•	Backlog value down 24% to $211.8 million from $278.3 million

o	627 homes in backlog, down 24% from 821 homes

•	Cash outflows from operating activities of $110.2 million vs. cash inflows of $33.6 million (2010 included $108 million tax refund)

o	Cash outflows from operating activities before land purchases and land sales was $23.1 million* vs. cash inflows of $84.0 million*

•	Homebuilding cash balance of $619.8 million vs. $591.7 million

•	Adjusted net homebuilding debt to total adjusted capitalization ratio of 53.4%* vs. 55.1%*

o	Total debt to book capitalization of 68.6% vs. 72.7%

Ken Campbell, the Company’s CEO commented, “Despite challenging housing market conditions, we continued to make progress with our strategy of opening new communities.  We opened 18 new communities during the quarter and expect to open another 22 communities by the middle of the year, representing a 20% increase in community count compared to last year and bringing our total community count to north of 155.”  Mr. Campbell added, “While home pricing has been under pressure over the last few quarters, our gross margin has remained above 20% for the sixth consecutive quarter.  In addition, we increased the dollar value of our backlog by 54% over the 2010 fourth quarter while holding the line on our margins in backlog.”

Mr. Campbell continued, “Consistent with our land strategy, we approved the purchase of 2,000 lots totaling $122 million and purchased 1,100 lots for $87 million during the quarter.  With $620 million of cash on hand and the additional liquidity provided by our new senior unsecured revolving credit facility, we believe we have ample liquidity to navigate through the market downturn.”

For the 2011 first quarter, the Company generated a net loss of $14.8 million, or $0.04 per diluted share, compared to net loss of $5.1 million, or $0.02 per diluted share, for the year earlier period.  The increase in the quarterly loss was driven primarily by an 18% decrease in home sale revenues from $174.9 million for the 2010 first quarter to $143.7 million for the 2011 first quarter and a 220 basis point decline in the Company’s gross margin to 20.5%.  The decrease in revenues was primarily the result of an 18% decline in new home deliveries to 439 homes.  The 2011 first quarter also included $0.6 million of restructuring charges related to employee severance.  The Company’s consolidated average home price for the 2011 first quarter was $327,000, up slightly from $326,000 for the year earlier period largely due to a mix shift, which was partially offset by slightly lower pricing and fewer California deliveries.

Gross margin from home sales for the 2011 first quarter was 20.5% versus 22.7% for the year earlier period.  The 220 basis point decline in the 2011 first quarter gross margin from home sales was driven by lower margins in substantially all of the Company’s markets due to competitive pricing pressure, a mix shift to more deliveries from lower margin projects and, to a lesser extent, a reduction in the percentage of California deliveries as compared to the 2010 first quarter.  Excluding previously capitalized interest costs, gross margin from home sales for the 2011 first quarter was 28.1%* versus 29.2%* for the 2010 first quarter.

The Company’s 2011 first quarter SG&A expenses (including Corporate G&A) were $32.3 million compared to $32.8 million for the 2010 first quarter and included noncash stock-based compensation expenses of $1.9 million and $2.0 million, respectively.  The Company’s 2011 first quarter SG&A expenses included approximately $0.6 million in restructuring charges related to employee severance costs incurred in connection with further adjusting the Company’s workforce to align with lower sales volumes.  The Company’s 2011 first quarter SG&A rate from home sales was 22.5% versus 18.7% for the 2010 first quarter.  Excluding restructuring charges, the Company’s 2011 first quarter SG&A rate was 22.1%*.  The increase in the Company’s SG&A rate was primarily the result of an 18% decrease in revenues from home sales and higher sales and marketing costs associated with new community openings.

Net new orders (excluding joint ventures) for the 2011 first quarter decreased 14% from the 2010 first quarter to 652 homes on a 10% increase in the number of average active selling communities from 126 to 138.  The Company’s monthly sales absorption rate for the 2011 first quarter was 1.6 per community compared to 2.0 per community for the 2010 first quarter.  The Company’s cancellation rate for the 2011 first quarter was 14% versus 15% for the 2010 first quarter and 23% for the 2010 fourth quarter.  The total number of sales cancellations for the 2011 first quarter was 106, of which 59 cancellations related to homes in the Company’s 2011 first quarter beginning backlog and 47 related to orders generated during the quarter.

The dollar value of homes in backlog (excluding joint ventures) decreased 24% to $211.8 million, or 627 homes, compared to $278.3 million, or 821 homes, for the 2010 first quarter.  The decrease in backlog value was driven primarily by a 14% decrease in net new orders.

The Company used $110.2 million of cash flows from operating activities for the 2011 first quarter versus generating $33.6 million of cash flows from operating activities in the 2010 first quarter.  The decline in cash flows from operations as compared to the 2010 first quarter was driven primarily by a $31.7 million decrease in homebuilding revenues, a $36.3 million increase in land purchases and a $108 million decrease attributable to the federal tax refund that was received in the 2010 first quarter.  Cash outflows from operations for the three months ended March 31, 2011 and 2010 included $87.1 million and $50.8 million, respectively, of cash land purchases.  Excluding cash land purchases and land sales, cash outflows from operating activities for the 2011 first quarter were $23.1 million* versus cash inflows of $84.0 million* in the 2010 first quarter.

Earnings Conference Call

A conference call to discuss the Company’s 2011 first quarter results will be held at 12:00 p.m. Eastern time April 29, 2011.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (888) 801-6497 (domestic) or (913) 312-0652 (international); Passcode: 3913688. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 3913688.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built more than 113,000 homes during its 45-year history.  The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers.  Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada.  For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders, deliveries, backlog, average home price, revenue, strategy, profitability, cash flow, liquidity, gross margins, overhead expenses and other costs; the opening of new communities; the dollar value and timing of anticipated land purchases; the availability of land opportunities and our ability to consummate these opportunities; and the future condition of the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions of terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
John Stephens, SVP & CFO (949) 789-1641, jstephens@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” on page 9.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	March 31,	March 31,	Percentage	December 31,	Percentage
	2011	2010	or % Change	2010	or % Change
Operating Data	(Dollars in thousands, except average selling price)

Deliveries	439	537	(18%)	619	(29%)
Average selling price	$327,000	$326,000	0%	$340,000	(4%)
Home sale revenues	$143,699	$174,913	(18%)	$210,424	(32%)
Gross margin %	20.5%	22.7%	(2.2%)	22.1%	(1.6%)
Gross margin % from home sales (excluding impairments)*	20.5%	22.7%	(2.2%)	23.1%	(2.6%)
Gross margin % from home sales (excluding impairments and
interest amortized to cost of home sales)*	28.1%	29.2%	(1.1%)	30.2%	(2.1%)
Asset impairments	$—	$—	—	$2,289	(100%)
Restructuring charges (excluding debt refinance)	$561	$—	—	$—	—
SG&A expenses	$32,261	$32,752	(1%)	$38,038	(15%)
SG&A % from home sales	22.5%	18.7%	3.8%	18.1%	4.4%
SG&A % from home sales (excluding restructuring charges)*	22.1%	18.7%	3.4%	18.1%	4.0%

Net new orders	652	759	(14%)	428	52%
Average active selling communities	138	126	10%	134	3%
Monthly sales absorption rate per community	1.6	2.0	(20%)	1.1	45%
Cancellation rate	14%	15%	(1%)	23%	(9%)
Gross cancellations	106	133	(20%)	130	(18%)
Cancellations from current quarter sales	47	73	(36%)	59	(20%)
Backlog (homes)	627	821	(24%)	414	51%
Backlog (dollar value)	$211,813	$278,269	(24%)	$137,423	54%

Cash flows (uses) from operating activities	$(110,150)	$33,570	(428%)	$(52,463)	110%
Cash flows (uses) from investing activities	$(4,049)	$(1,008)	302%	$4,999	(181%)
Cash flows (uses) from financing activities	$(18,997)	$(41,863)	(55%)	$239,507	(108%)
Land purchases (incl. seller financing and excl. JV investments)	$87,110	$50,849	71%	$33,552	160%
Land sale proceeds	$—	$452	(100%)	$1,757	(100%)
Adjusted Homebuilding EBITDA*	$11,018	$21,879	(50%)	$28,892	(62%)
Adjusted Homebuilding EBITDA Margin %*	7.7%	12.5%	(4.8%)	13.6%	(5.9%)
Homebuilding interest incurred	$34,854	$26,230	33%	$28,328	23%
Homebuilding interest capitalized to inventories owned	$22,710	$13,599	67%	$19,425	17%
Homebuilding interest capitalized to investments in JVs	$1,629	$646	152%	$1,450	12%
Interest amortized to cost of sales (incl. cost of land sales)	$10,980	$11,796	(7%)	$14,898	(26%)

	As of
	March 31,	December 31,	Percentage
	2011	2010	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$619,807	$748,754	(17%)
Inventories owned	$1,292,365	$1,181,697	9%
Lots owned and controlled	25,505	23,549	8%
Homes under construction	801	568	41%
Completed specs	409	512	(20%)
Deferred tax asset valuation allowance	$522,025	$516,366	1%
Homebuilding debt	$1,321,212	$1,320,254	0%
Joint venture recourse debt	$995	$3,865	(74%)
Stockholders' equity	$613,252	$621,862	(1%)
Stockholders' equity per share (including if-converted preferred stock)*	$1.80	$1.83	(2%)
Total debt to book capitalization*	68.6%	68.5%	0.1%
Adjusted net homebuilding debt to total adjusted book capitalization*	53.4%	47.9%	5.5%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 9.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2011	2010
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$143,699	$174,913
Land sale revenues	—	456
Total revenues	143,699	175,369
Cost of home sales	(114,312)	(135,253)
Cost of land sales	—	(253)
Total cost of sales	(114,312)	(135,506)
Gross margin	29,387	39,863
Gross margin %	20.5%	22.7%
Selling, general and administrative expenses	(32,261)	(32,752)
Loss from unconsolidated joint ventures	(257)	(434)
Interest expense	(10,515)	(11,985)
Other income (expense)	292	424
Homebuilding pretax loss	(13,354)	(4,884)
Financial Services:
Revenues	1,060	2,298
Expenses	(2,418)	(2,429)
Other income	15	33
Financial services pretax loss	(1,343)	(98)
Loss before income taxes	(14,697)	(4,982)
Provision for income taxes	(100)	(89)
Net loss	(14,797)	(5,071)
Less: Net loss allocated to preferred shareholder	6,415	3,002
Net loss available to common stockholders	$(8,382)	$(2,069)

Loss per common share:
Basic	$(0.04)	$(0.02)
Diluted	$(0.04)	$(0.02)

Weighted average common shares outstanding:
Basic	193,158,727	101,836,408
Diluted	193,158,727	101,836,408

Weighted average additional common shares outstanding
if preferred shares converted to common shares	147,812,786	147,812,786

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$587,394	$720,516
Restricted cash	32,413	28,238
Trade and other receivables	7,330	6,167
Inventories:
Owned	1,292,365	1,181,697
Not owned	20,013	18,999
Investments in unconsolidated joint ventures	77,091	73,861
Deferred income taxes, net	8,297	9,269
Other assets	40,035	38,175
	2,064,938	2,076,922
Financial Services:
Cash and equivalents	10,781	10,855
Restricted cash	2,870	2,870
Mortgage loans held for sale, net	20,016	30,279
Mortgage loans held for investment, net	9,938	9,904
Other assets	1,524	2,293
	45,129	56,201
Total Assets	$2,110,067	$2,133,123

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$15,785	$16,716
Accrued liabilities	138,342	143,127
Secured project debt and other notes payable	4,333	4,738
Senior notes payable	1,273,475	1,272,977
Senior subordinated notes payable	43,404	42,539
	1,475,339	1,480,097
Financial Services:
Accounts payable and other liabilities	781	820
Mortgage credit facilities	20,695	30,344
	21,476	31,164
Total Liabilities	1,496,815	1,511,261

Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; 450,829 shares
issued and outstanding at March 31, 2011 and December 31, 2010, respectively	5	5
Common stock, $0.01 par value; 600,000,000 shares authorized; 197,422,268 and 196,641,551 shares issued and outstanding at March 31, 2011
and December 31, 2010, respectively	1,974	1,966
Additional paid-in capital	1,231,892	1,227,292
Accumulated deficit	(607,149)	(592,352)
Accumulated other comprehensive loss, net of tax	(13,470)	(15,049)
Total Equity	613,252	621,862
Total Liabilities and Equity	$2,110,067	$2,133,123

INVENTORIES

	March 31,	December 31,
	2011	2010
	(Dollars in thousands)
Inventories Owned:	(Unaudited)
Land and land under development	$876,853	$801,681
Homes completed and under construction	312,189	281,780
Model homes	103,323	98,236
Total inventories owned	$1,292,365	$1,181,697

Inventories Owned by Segment:
California	$798,447	$727,317
Southwest	239,025	222,791
Southeast	254,893	231,589
Total inventories owned	$1,292,365	$1,181,697

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended March 31,
	2011	2010
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income (loss)	$(14,797)	$(5,071)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Amortization of stock-based compensation	1,922	1,964
Other operating activities	1,285	1,079
Changes in cash and equivalents due to:
Trade and other receivables	(1,163)	(8,080)
Mortgage loans held for sale	10,294	8,544
Inventories - owned	(105,146)	(40,826)
Inventories - not owned	(2,810)	(11,062)
Other assets	3,140	108,412
Accounts payable and accrued liabilities	(2,875)	(21,390)
Net cash provided by (used in) operating activities	(110,150)	33,570

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(3,369)	(845)
Other investing activities	(680)	(163)
Net cash provided by (used in) investing activities	(4,049)	(1,008)

Cash Flows From Financing Activities:
Change in restricted cash	(4,175)	942
Principal payments on secured project debt and other notes payable	(405)	(34,758)
Net proceeds from (payments on) mortgage credit facilities	(9,649)	(8,561)
Other financing activities	(4,768)	514
Net cash provided by (used in) financing activities	(18,997)	(41,863)

Net increase (decrease) in cash and equivalents	(133,196)	(9,301)
Cash and equivalents at beginning of period	731,371	595,559
Cash and equivalents at end of period	$598,175	$586,258

Cash and equivalents at end of period	$598,175	$586,258
Homebuilding restricted cash at end of period	32,413	14,128
Financial services restricted cash at end of period	2,870	3,195
Cash and equivalents and restricted cash at end of period	$633,458	$603,581

REGIONAL OPERATING DATA

	Three Months Ended March 31,
	2011		2010
	Homes	Avg. Selling Price	Homes	Avg. Selling Price
New homes delivered:
California	170	$464,000	218	$454,000
Arizona	35	205,000	47	198,000
Texas	76	294,000	90	299,000
Colorado	17	311,000	25	298,000
Nevada	5	192,000	—	—
Florida	62	203,000	86	188,000
Carolinas	74	222,000	71	227,000
Consolidated total	439	327,000	537	326,000
Unconsolidated joint ventures	8	391,000	13	492,000
Total (including joint ventures)	447	$328,000	550	$330,000

	Three Months Ended March 31,
	2011		2010
	Homes	Avg. Selling Communities	Homes	Avg. Selling Communities
Net new orders:
California	232	45	290	44
Arizona	46	9	60	8
Texas	120	21	106	18
Colorado	26	5	29	6
Nevada	1	1	3	1
Florida	115	33	141	24
Carolinas	112	24	130	25
Consolidated total	652	138	759	126
Unconsolidated joint ventures	8	3	15	3
Total (including joint ventures)	660	141	774	129

	At March 31,
	2011		2010
Backlog ($ in thousands):	Homes	Value	Homes	Value
California	181	$97,424	319	$154,630
Arizona	47	10,331	60	12,518
Texas	143	43,335	125	37,415
Colorado	39	12,302	58	16,847
Nevada	4	859	3	591
Florida	120	24,632	133	25,709
Carolinas	93	22,930	123	30,559
Consolidated total	627	211,813	821	278,269
Unconsolidated joint ventures	5	2,361	11	5,072
Total (including joint ventures)	632	$214,174	832	$283,341

	At March 31,
	2011	2010
Lots owned and controlled:
California	9,577	8,174
Arizona	1,926	1,974
Texas	3,478	1,681
Colorado	768	271
Nevada	1,143	1,218
Florida	5,916	4,881
Carolinas	2,697	2,306
Total (including joint ventures)	25,505	20,505

Lots owned	18,221	16,220
Lots optioned or subject to contract	5,844	3,295
Joint venture lots	1,440	990
Total (including joint ventures)	25,505	20,505

Lots owned:
Raw lots	4,933	5,110
Lots under development	4,439	2,389
Finished lots	7,169	6,893
Under construction or completed homes	1,680	1,828
Total	18,221	16,220

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to the gross margin percentage from home sales, excluding housing inventory impairment charges and interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group.
	Three Months Ended
	March 31, 2011	Gross Margin %	March 31, 2010	Gross Margin %	December 31, 2010	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$143,699		$174,913		$210,424
Less: Cost of home sales	(114,312)		(135,253)		(163,606)
Gross margin from home sales	29,387	20.5%	39,660	22.7%	46,818	22.2%
Add: Housing inventory impairment charges	—		—		1,818
Gross margin from home sales, excluding
impairment charges	29,387	20.5%	39,660	22.7%	48,636	23.1%
Add: Capitalized interest included in cost
of home sales	10,980	7.6%	11,363	6.5%	14,898	7.1%
Gross margin from home sales, excluding
impairment charges and interest amortized
to cost of home sales	$40,367	28.1%	$51,023	29.2%	$63,534	30.2%

The table set forth below reconciles the Company’s SG&A expenses to SG&A expenses excluding restructuring charges.  We believe this measure is useful to management and investors as it provides perspective on the underlying operating performance of the business excluding these charges.

	Three Months Ended
	March 31, 2011	March 31, 2010	December 31, 2010
	(Dollars in thousands)

Selling, general and administrative expenses	$32,261	$32,752	$38,038
Less: Restructuring charges	(561)	—	—
Selling, general and administrative expenses, excluding restructuring charges	$31,700	$32,752	$38,038
SG&A % from home sales, excluding restructuring charges	22.1%	18.7%	18.1%

The table set forth below reconciles the Company’s cash flows from operations to cash flows from operations excluding land purchases, proceeds from land sales, payments made to extinguish swap arrangements related to early extinguishment of debt and accelerated interest payments related to debt restructure.  We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases, land sales and debt restructuring activities.

	Three Months Ended
	March 31, 2011	March 31, 2010	December 31, 2010
	(Dollars in thousands)

Cash flows from (used in) operations	$(110,150)	$33,570	$(52,463)
Add: Cash land purchases	87,055	50,849	33,552
Less: Land sale proceeds	—	(452)	(1,757)
Add: Swap unwind payments related to debt restructure	—	—	24,545
Add: Accelerated interest payments related to debt restructure	—	—	6,541
Cash flows from operations (excluding land purchases,
land sales and debt restructuring payments)	$(23,095)	$83,967	$10,418

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended March 31,
	March 31, 2011	March 31, 2010	December 31, 2010	2011	2010
	(Dollars in thousands)

Net income (loss)	$(14,797)	$(5,071)	$(21,857)	$(21,450)	$30,615
Provision (benefit) for income taxes	100	89	(1,190)	(546)	(96,474)
Homebuilding interest amortized to cost of sales and interest expense	21,495	23,781	22,351	98,453	132,356
Homebuilding depreciation and amortization	663	551	499	2,180	2,566
Amortization of stock-based compensation	1,922	1,964	3,250	11,806	13,299
EBITDA	9,383	21,314	3,053	90,443	82,362
Add:
Cash distributions of income from unconsolidated joint ventures	20	—	—	20	3,465
Impairment charges and deposit write-offs	—	—	1,918	1,918	32,135
(Gain) loss on early extinguishment of debt	—	—	23,839	30,028	12,122
Less:
Income (loss) from unconsolidated joint ventures	(257)	(434)	25	1,343	(8,120)
Income (loss) from financial services subsidiary	(1,358)	(131)	(107)	351	2,142
Adjusted Homebuilding EBITDA	$11,018	$21,879	$28,892	$120,715	$136,062

Homebuilding revenues	$143,699	$175,369	$212,424	$880,748	$1,132,231

Adjusted Homebuilding EBITDA Margin %	7.7%	12.5%	13.6%	13.7%	12.0%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended March 31,
	March 31, 2011	March 31, 2010	December 31, 2010	2011	2010
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(110,150)	$33,570	$(52,463)	$(224,678)	$324,402
Add:
Provision (benefit) for income taxes	100	89	(1,190)	(546)	(96,474)
Homebuilding interest amortized to cost of sales and interest expense	21,495	23,781	22,351	98,453	132,356
Excess tax benefits from share-based payment arrangements	—	27	—	—	324
Less:
Income (loss) from financial services subsidiary	(1,358)	(131)	(107)	351	2,142
Depreciation and amortization from financial services subsidiary	343	157	344	1,120	660
(Gain) loss on disposal of property and equipment	2	(36)	(2)	1	1,912
Net changes in operating assets and liabilities:
Trade and other receivables	1,163	8,080	(7,524)	(13,458)	(6,753)
Mortgage loans held for sale	(10,294)	(8,544)	(6,319)	(13,915)	(17,463)
Inventories-owned	105,146	40,826	28,286	213,026	(243,414)
Inventories-not owned	2,810	11,062	3,791	19,609	13,189
Deferred income taxes, net of valuation allowance	—	—	—	—	96,562
Other assets	(3,140)	(108,412)	(2,650)	(6,224)	(106,403)
Accounts payable	931	929	16	6,594	11,690
Accrued liabilities	1,944	20,461	44,829	43,326	32,760
Adjusted Homebuilding EBITDA	$11,018	$21,879	$28,892	$120,715	$136,062

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness included in liabilities from inventories not owned, indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	March 31, 2011	December 31, 2010	March 31, 2010
	(Dollars in thousands)

Total consolidated debt	$1,341,907	$1,350,598	$1,156,700
Less:
Financial services indebtedness	(20,695)	(30,344)	(32,434)
Homebuilding cash	(619,807)	(748,754)	(591,663)
Adjusted net homebuilding debt	701,405	571,500	532,603
Stockholders' equity	613,252	621,862	434,568
Total adjusted book capitalization	$1,314,657	$1,193,362	$967,171

Total debt to book capitalization	68.6%	68.5%	72.7%

Adjusted net homebuilding debt to total adjusted book capitalization ratio	53.4%	47.9%	55.1%

The table set forth below calculates pro forma stockholders’ equity per common share.  The pro forma common shares outstanding include the if-converted Series B Preferred Stock, and excludes 3.9 million shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes.  The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect of the issuance of preferred shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement.
	March 31,	December 31,
	2011	2010

Actual common shares outstanding	197,422,268	196,641,551
Add: Conversion of preferred shares to common shares	147,812,786	147,812,786
Less: Common shares outstanding under share lending facility	(3,919,904)	(3,919,904)
Pro forma common shares outstanding	341,315,150	340,534,433

Stockholders' equity (actual amounts rounded to nearest thousand)	$613,252,000	$621,862,000
Divided by pro forma common shares outstanding	÷ 341,315,150	÷ 340,534,433
Pro forma stockholders' equity per common share	$1.80	$1.83